RailAmerica, Inc.


RailAmerica

Takeover Offer for Tranz Rail

May 2003

Your Presenters

- Gary Marino, Chairman, President and CEO, RailAmerica
- Marinus van Onselen, CEO, Managing Director, Freight Australia Ltd
- Chris Carlile, non-executive director, Freight Australia
- John Strowger, Partner, Chapman Tripp

The Offer

- 75 cents cash per share
- For 100% of the equity securities of Tranz Rail
- Offer price 65% premium to one month's trading
- 44% premium to yesterday's closing price
- Equivalent to December rights issue price
- Offer to be circulated between May 30 and June 14
- Offer open for 30 days (unless extended)
- Seeking minimum of 90% acceptance

RailAmerica

- Formed in 1986
- Now the world's largest short line and regional railroad operator
- Stock trades on NYSE, shareholders equity NZ$525m
- 49 different railroads – 20,600 kms
- In USA, Australia, Canada and Chile
- Revenues of NZ$783m
- Assets of NZ$1.9bn
- Staff of 2,700
- Long-term investor and proven operator

Australian Experience

- Bought Freight Australia in 1999
- Doubled revenue in three years
- Went from loss to profit
- Over 700 fulltime staff
- Re-opened closed lines
- Successfully moved freight from road to rail
- Grew from Victoria only to national operator

New Zealand

- Full due diligence in 2001 on Tranz Rail
- Maintained interest and back again
- Confident we can rebuild Tranz Rail's reputation
- We will improve Tranz Rail's financial status
- We will reconnect with stakeholders and build the business
- We have a track record of turning around railways
- We look forward to our offer being successful